Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

iGate Corporation

Pittsburgh, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 3, 2006, relating to the consolidated financial statements, the effectiveness of iGate Corporation’s internal control over financial reporting, and schedules of iGate Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ BDO Seidman LLP

BDO Seidman LLP

Milwaukee, Wisconsin

June 2, 2006